EXHIBIT 99.1

ME2C Environmental Eliminates $2.6M of Convertible Debt

Noteholder Conversion Significantly Improves Debt Profile & Stockholders’ Equity

CORSICANA, TX, June 28, 2021 -- Midwest Energy Emissions Corp. (OTCQB: MEEC) (“ME2C Environmental” or the “Company”), a leading environmental technologies firm, today announced that all holders of the Company’s outstanding 2019 Convertible Promissory Notes have agreed to convert their Notes into ME2C Environmental shares.

The Company indicated that between June 17 and June 23, 2021, a total of $2,550,000 outstanding principal, together with interest, has been voluntarily converted into shares of the Company’s common stock. The Convertible Notes were issued in 2019 in the aggregate principal amount of $2,600,000. Previously, $50,000 of the principal was converted, leaving $2,550,000 outstanding until the conversion being announced today.

“Earlier this year, the Company announced conversions related to two other rounds of debt, one in 2013 and the other in 2018. The conversion of these 2019 notes represents the last major tranche of convertible debt that significantly improves our balance sheet and is a key step in moving toward listing onto a major exchange,” stated Richard MacPherson, Chief Executive Officer of ME2C Environmental.

“With recent announcements related to progress in our litigation efforts and the ongoing development of other environmental technologies, including rare earth element (REE) extraction technologies that we are pursuing alongside Dr. Scott A. Drummond, we expect to continue to gain traction on various corporate initiatives as we work to develop viable solutions for crucial environmental concerns. We believe the latter half of 2021 will be equally significant to the growth of our company across multiple fronts and improving the firm’s enterprise value,” concluded MacPherson.

The foregoing is qualified in its entirety by a more complete discussion of the conversion of the 2019 Convertible Notes, which will be set forth in a Form 8-K to be filed by the Company.

About ME2C Environmental (ME2C®)

ME2C Environmental (OTCQB: MEEC), is a leading environmental technologies company developing and delivering patented and proprietary solutions to the global power industry. ME2C Environmental’s leading-edge services have been shown to achieve emissions removal at a significantly lower cost and with less operational impact than currently used methods, while maintaining and/or increasing power plant output and preserving the marketability of byproducts for beneficial use. ME2C Environmental is a trade name of Midwest Energy Emissions Corp. For more information, please visit www.me2cenvironmental.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward-looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding ME2C Environmental. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. ME2C Environmental does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in ME2C Environmental’s periodic filings with the Securities and Exchange Commission.

ME2C Environmental Contact:
Stacey Hyatt
Corporate Communications
ME2C Environmental
Main: 614-505-6115 x-1001
Direct: 404-226-4217
shyatt@me2cenvironmental.com

Investor Relations Contact:
Greg Falesnik or Brooks Hamilton
MZ Group - MZ North America
949-546-6326
MEEC@mzgroup.us
www.mzgroup.us

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